UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

Biora Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39334	27-3950390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 727-2841

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On March 31, 2024, Biora Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to (1) the offering and sale of an aggregate of 5,454,548 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $1.10 per share in a registered direct offering (the “Offering”) and (2) the issuance of unregistered warrants to purchase up to 5,454,548 shares of Common Stock (the “Warrants”) with an exercise price of $1.10 to certain accredited investors in a concurrent private placement (the “Private Placement”). The Offering and the Private Placement are expected to close on April 3, 2024 (the “Closing Date”).

The Company expects to receive gross proceeds from the Offering of approximately $6 million before deducting placement agent fees and estimated offering expenses.

The Shares are being offered and sold to the public pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258301) initially filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2021 and declared effective on August 6, 2021. A prospectus supplement relating to the Offering was filed with the Commission on April 1, 2024 (the “Prospectus Supplement”). The Warrants and shares of Common Stock issuable upon exercise of the Warrants were offered pursuant to an exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder. Each purchaser was an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Pursuant to an engagement letter dated as of February 26, 2024 between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a total cash fee equal to 6.0% of the aggregate gross proceeds from the Offering. The Company also agreed to pay the Placement Agent up to $25,000 for non-accountable expenses, up to $50,000 of legal counsel and other out-of-pocket expenses and up to $15,950 for closing costs.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. In addition, until 45 days after the Closing Date (the “Restricted Period”), the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or file any registration statement or amendment or supplement thereto, other than (i) the Prospectus Supplement; (ii) a registration statement for the registration for resale all shares of Common Stock issuable upon conversion or exercise of, or otherwise issuable pursuant to, the notes or the warrants issued pursuant to the convertible notes exchange agreement, dated March 8, 2024, between the Company and the holder named therein, or the convertible notes purchase agreement, dated March 8, 2024, between the Company and the holder named therein, including, for the avoidance of doubt, in respect of interest amounts payable on the notes in accordance with the terms thereof; (iii) a registration statement on Form S-8 in connection with any employee benefit plan; and (iv) any filings pursuant to the Warrant Amendment Agreements (as defined below). Notwithstanding the foregoing, during the Restricted Period the Company may issue (a) shares of Common Stock or options to current employees, officers or directors pursuant to a stock or option plan duly adopted for such purpose; (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement, warrants to the Placement Agent in connection with the transactions pursuant to the Purchase Agreement and any shares of Common Stock upon exercise of the warrants to the Placement Agent, if applicable; (c) shares of Common Stock upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued or outstanding as of the date of the Purchase Agreement; (d) securities issued pursuant to certain acquisitions or strategic transactions; (e) shares of Common Stock or Common Stock equivalents to holders of the Company’s 7.25% Convertible Senior Notes due 2025 (the “Notes”) in connection with refinancing or restructuring of the Notes, provided that such securities are issued as “restricted securities” (as defined in Rule 144) or are restricted from transfer during the Restricted Period pursuant to a written agreement with the Company and carry no registration rights during the Restricted Period; or (f) securities pursuant to the Warrant Amendment Agreements.

The Company agreed to indemnify the Placement Agent against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is filed as an exhibit to any document that is incorporated by reference in the Prospectus Supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The Prospectus Supplement relating to the Offering was filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the Prospectus Supplement may also be obtained from the web site maintained by the Placement Agent, and the Placement Agent may distribute the Prospectus Supplement electronically.

An opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Shares is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Warrants

The Warrants have an exercise price of $1.10 per share and are exercisable at any time on or after the Stockholder Approval Date (as defined below) until the fifth anniversary of the Stockholder Approval Date. The Warrants are subject to certain exercise limitations, including a limitation on the ability to exercise if the holder’s beneficial ownership of Common Stock (together with its affiliates and certain attribution parties) would exceed 9.9%.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the form of Warrant, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference in its entirety.

Warrant Amendments

In addition, on March 31, 2024, the Company entered into Warrant Amendment Agreements (the “Warrant Amendment Agreements”) with the institutional investors participating in the Offering to amend outstanding warrants previously issued in (i) February 2021 to purchase up to 104,895 shares of Common Stock with an exercise price of $6.86 per share, which were subsequently amended in November 2022 to lower the exercise price to $0.3288 per share and which were further adjusted to set the exercise price at $8.22 per share as a result of the Company’s reverse stock split; (ii) June 2021 to purchase 80,000 shares of Common Stock with an exercise price of $2.84 per share, which were subsequently amended in November 2022 to lower the exercise price to $0.3288 per share and which were further adjusted to set the exercise price at $8.22 per share as a result of the Company’s reverse stock split; (iii) November 2022 to purchase up to 800,000 shares of Common Stock with an exercise price of $0.3288 per share, which were adjusted to set the exercise price at $8.22 per share as a result of the Company’s reverse stock split; (iv) January 2023 to purchase up to 90,000 shares of Common Stock with an exercise price of $8.22 per share; (v) June 2023 to purchase 3,018,868 shares of Common Stock with an exercise price of $5.05 per share; and (vi) December 2023 to purchase 2,322,059 shares of Common Stock with an exercise price of $1.36 per share.

Accordingly, the Company agreed to (i) lower the exercise price of such existing warrants to $1.10 per share, (ii) provide that such existing warrants, as amended, will not be exercisable until the Company receives approval from its stockholders with respect to the issuance of shares of Common Stock issuable upon exercise of the amended existing warrants (such date, the “Stockholder Approval Date”) and (iii) extend the original expiration date of such existing warrants to be five years following the Stockholder Approval Date. These amendments became effective on March 31, 2024.

Voting Agreements

On the Closing Date, entities affiliated with Athyrium Capital Management, LP (solely in their respective capacities as Company stockholders) and all of the officers and directors of the Company are expected to enter into voting agreements (the “Voting Agreements”) to vote all of their shares of Common Stock in favor of the adoption and approval of the issuance of shares of Common Stock issuable upon exercise of the amended existing warrants.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the full text of the form of Voting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 4.2, and incorporated herein by reference in its entirety.

Item 3.02	Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of March 2024 Private Placement Warrant

4.2	Form of Voting Agreement (attached as Exhibit D to the Form of Securities Purchase Agreement)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Gibson, Dunn & Crutcher, LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biora Therapeutics, Inc.

Date: April 2, 2024	By:	/s/ Eric d’Esparbes
Eric d’Esparbes Chief Financial Officer